UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 25, 2008

EMPIRE RESORTS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-12522	13-3714474
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

701 N. Green Valley Parkway, Suite 200, Henderson, NV		89074
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (702) 990-3355

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.                                Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

At a meeting held on February 25, 2008, the Board of Directors of Empire Resorts, Inc. (the “Company”) approved and adopted an amendment (the “Bylaw Amendment”) to the Second Amended and Restated Bylaws of the Company (the “Bylaws”).  The purpose of the Bylaw Amendment is to add an “advance notice provision” to the Bylaws, requiring the stockholders to give prior written notice in connection with any proposal to be brought for the vote of the stockholders at an annual or a special meeting.  The Bylaw Amendment became effective immediately upon its approval by the Board of Directors.

The foregoing description of the Bylaw Amendment is only a summary and is qualified in its entirety by reference to the full text of the Bylaw Amendment, which is attached as Exhibit 3.1 to this Report on Form 8-K and incorporated herein by reference into this Item 5.03.

Item 9.01.                                Financial Statements and Exhibits.

(d)	Exhibits

	Exhibit No.	Exhibits

	3.1	Amendment No. 3 to Second Amended and Restated Bylaws.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EMPIRE RESORTS, INC.

Dated: February 26, 2008	By:	/s/ Ronald J. Radcliffe
Name: Ronald J. Radcliffe
Title: Chief Financial Officer